Exhibit 99.1

News Release
Contact: Media:	Robert E. “Chip” Coffee, Jr., President and Chief Executive Officer 843 388-8433
Alan W. Jackson, Executive Vice President and Chief Financial Officer 843 388-8433
Website: www.tidelandsbank.com

FOR IMMEDIATE RELEASE

Tidelands Bancshares Announces Third Quarter Earnings

Mt. Pleasant, SC, October 21, 2009 -Tidelands Bancshares, Inc. (NASDAQ: TDBK), holding company for Tidelands Bank, reported consolidated net income of $497,000 and net income available to common shareholders of $264,000, or $0.07 per diluted share, for the quarter ended September 30, 2009 compared to a net loss of $2.4 million for the quarter ended September 30, 2008.

The consolidated results for the three months ended September 30, 2009 compared to the same period in 2008 reflect the following items:

•      An increase of our net interest income of 24.8%

•      A 19.3% decrease in interest expense

•      Preferred stock dividends accrued of $185,000

•      Credit provisions of $705,000

The consolidated results for the nine months ended September 30, 2009 compared to the same period in 2008 reflect the following items:

•      An increase of our net interest income of 22.7%

•      A 3.3% increase in interest income

•      A 10.1% decrease in interest expense

•      Preferred stock dividends accrued of $548,000

•      Credit provisions of $8.3 million

Other consolidated results include the following:

•      An increase in the quarter-to-date net interest margin from 1.94% at June 30, 2009 to 2.63% at September 30, 2009

•      An increase in the year-to-date net interest margin from 2.20% at June 30, 2009 to 2.35% at September 30, 2009

“During this time of economic uncertainty, Tidelands has remained steadfast in our commitment to our community and our customers by providing a safe and sound financial institution. We could not be more pleased to announce an improvement in our earnings while also maintaining the credit reserves and capital resources sufficient to thrive within our geographic footprint,” said Robert E. Coffee, Jr., President and Chief Executive Officer.

We have continued our efforts to improve loans 30-89 days past due as evidenced by the $7.4 million decline from $12.4 million, or 2.69% of total loans, at December 31, 2008, to $5.0 million, or 1.05% of total loans, at September 30, 2009. Nonaccrual loans at September 30, 2009 were $12.3 million with other real estate owned totaling $7.5 million at September 30, 2009. At September 30, 2009, our reserves for credit losses were $8.2 million, or 1.72% of total loans. At December 31, 2008, our reserves totaled $7.6 million, or 1.65% of total loans. It is our strategy to remain prudent during these uncertain economic times and maintain sufficient reserves for credit losses until economic conditions begin to improve and stabilize.

We recorded quarterly earnings of $497,000 primarily driven by the improving net interest margins and a reduction in credit related provisions. We increased interest income to $26.6 million for the nine months ending September 30, 2009 compared to $25.7 million through September 30, 2008, while reducing interest expense to $13.6 million for the nine months ending September 30, 2009 from $15.2 million through September 30, 2008. The successful management of these two components of our earnings resulted in an overall increase in net interest income before provision expense of $2.4 million. In addition, noninterest income for the nine months ending September 30, 2009 increased to $2.4 million compared to a loss of $3.0 million for the year earlier period, largely due to gains on sales of securities from our investment portfolio and a pre-tax impairment charge of $4.6 million related to the government placing the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation into conservatorship during the third quarter ending September 30, 2008. Our year-to-date net interest margin increased from 2.20% at June 30, 2009 to 2.35% at September 30, 2009.

During the nine-month period ending September 30, 2009, loans grew by $15.5 million to $477.5 million. In addition, Tidelands Bank generated significant increases in retail deposits through its seven full-service branch locations. As evidence of our growing local market business, at September 30, 2009, total retail savings accounts have increased to $98.4 million at September 30, 2009 compared to $350,000 at December 31, 2008. Simultaneously, we have reduced our overall dependence on wholesale funding, which should allow us to lower our dependence on non core funding. Specifically, advances from the Federal Home Loan Bank decreased by $15.0 million since June 30, 2009. In addition, we have reduced brokered money market and mutual fund deposits from $147.9 million at December 31, 2008 to $76.4 million at September 30, 2009. Tidelands Bank remains “well-capitalized,” which is the highest bank capital classification defined by bank regulators. The company’s total shareholders’ equity was $48.5 million with a book value of $7.93 per common share at September 30, 2009.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, volatile credit and financial markets, potential deterioration in real estate values, regulatory changes and excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SUMMARY CONSOLIDATED FINANCIAL DATA

Our summary consolidated financial data as of and for the quarter ended September 30, 2009 are unaudited but, in the opinion of our management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly our financial position and results of operations for such periods in accordance with generally accepted accounting principles.

Tidelands Bancshares, Inc. and Subsidiary

Consolidated Statements of Operations

(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Interest income:
Loans, including fees	$19,056,283	$20,688,346	$6,569,765	$6,904,730
Securities available for sale, taxable	7,366,988	4,551,700	2,465,727	2,070,109
Securities available for sale, non-taxable	126,248	220,165	30,591	70,679
Federal funds sold	15,006	246,339	10,877	58,463
Other interest income	2,557	3,933	501	2,019
Total interest income	26,567,082	25,710,483	9,077,461	9,106,000
Interest expense:
Time deposits $100,000 and over	2,537,520	1,726,493	751,583	774,579
Other deposits	7,841,867	10,848,328	2,347,486	3,321,386
Other borrowings	3,248,653	2,592,080	1,082,685	1,088,197
Total interest expense	13,628,040	15,166,901	4,181,754	5,184,162
Net interest income	12,939,042	10,543,582	4,895,707	3,921,838
Provision for loan losses	8,310,000	1,473,000	705,000	696,000
Net interest income after provision for loan losses	4,629,042	9,070,582	4,190,707	3,225,838

Noninterest income (loss):
Service charges on deposit accounts	30,790	26,917	10,506	8,605
Residential mortgage origination income	333,937	361,896	72,528	81,768
Gain on sale of securities available for sale	1,280,656	505,585	689,972	473,431
Other service fees and commissions	403,360	276,454	133,050	126,519
Bank owned life insurance	384,623	355,299	132,005	129,069
Impairment on nonmarketable equity securities	(76,640)	(4,596,200)	—	(4,596,200)
Other	12,026	34,336	(10,161)	(3,801)
Total noninterest income (loss)	2,368,752	(3,035,713)	1,027,900	(3,780,609)
Noninterest expense:
Salaries and employee benefits	6,482,055	6,220,329	2,465,383	1,815,989
Net occupancy	1,194,949	1,033,430	413,955	373,646
Furniture and equipment	644,891	526,868	215,968	192,769
Other operating	4,211,479	2,960,642	1,426,060	953,946
Total noninterest expense	12,533,374	10,741,269	4,521,366	3,336,350

Earnings (loss) before income taxes	(5,535,580)	(4,706,400)	697,241	(3,891,121)
Income tax expense (benefit)	(1,927,000)	(1,803,708)	200,000	(1,453,228)
Net income (loss)	(3,608,580)	(2,902,692)	497,241	(2,437,893)
Accretion of preferred stock to redemption value	145,431	—	48,477	—
Preferred dividends accrued	547,820	—	184,613	—
Net income (loss) available to common shareholders	$(4,301,831)	$(2,902,692)	$264,151	$(2,437,893)
Earnings (loss) per common share
Basic earnings (loss) per share	$(1.06)	$(0.72)	$0.07	$(0.60)
Diluted earnings (loss) per share	$(1.06)	$(0.72)	$0.07	$(0.60)

Weighted average common shares outstanding
Basic	4,044,186	4,052,354	4,044,186	4,044,186
Diluted	4,044,186	4,052,354	4,044,186	4,044,186

Tidelands Bancshares, Inc. and Subsidiary

Consolidated Balance Sheets

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents:
Cash and due from banks	$6,863,281	$2,471,797
Federal funds sold	18,709,000	40,375,000
Total cash and cash equivalents	25,572,281	42,846,797
Securities available for sale	224,126,047	171,769,851
Nonmarketable equity securities	5,938,900	3,807,140
Total securities	230,064,947	175,576,991
Mortgage loans held for sale	465,000	241,500
Loans receivable	477,463,525	461,967,217
Less allowance for loan losses	8,205,675	7,635,173
Loans, net	469,257,850	454,332,044
Premises, furniture and equipment, net	18,787,574	19,411,592
Accrued interest receivable	3,285,275	3,337,660
Bank owned life insurance	13,719,793	13,335,170
Other real estate owned	7,506,855	1,800,604
Other assets	6,219,494	4,300,465
Total assets	$774,879,069	$715,182,823

Liabilities:
Deposits:
Noninterest-bearing transaction accounts	$12,545,638	$12,133,098
Interest-bearing transaction accounts	36,704,639	46,987,209
Savings and money market	198,248,903	182,856,286
Time deposits $100,000 and over	94,711,317	92,825,486
Other time deposits	205,202,220	226,423,397
Total deposits	547,412,717	561,225,476

Securities sold under agreements to repurchase	72,500,000	20,000,000
Junior subordinated debentures	14,434,000	14,434,000
Advances from Federal Home Loan Bank	85,900,000	60,800,000
ESOP borrowings	2,375,000	2,600,000
Other borrowings	—	615,837
Accrued interest payable	1,592,383	2,841,473
Other liabilities	2,155,559	706,605
Total liabilities	726,369,659	663,223,391

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock, $1,000 par value, 10,000,000 shares authorized, 14,448 issued and outstanding at September 30, 2009 and December 31, 2008	13,481,183	13,335,752
Common stock, $.01 par value, 10,000,000 shares authorized; 4,277,176 shares issued and outstanding at September 30, 2009 and December 31, 2008	42,772	42,772
Common stock-warrants, 571,821 shares outstanding at September 30, 2009 and December 31, 2008	1,112,248	1,112,248
Unearned ESOP shares	(2,284,760)	(2,522,860)
Capital surplus	43,553,340	43,364,255
Retained deficit	(9,133,004)	(4,905,419)
Accumulated other comprehensive income	1,737,631	1,532,684
Total shareholders’ equity	48,509,410	51,959,432
Total liabilities and shareholders’ equity	$774,879,069	$715,182,823

Tidelands Bancshares, Inc. and Subsidiary

	Nine Months Ended September 30,		Three Months Ended September 30,
	2009	2008	2009	2008
Per Share Data:
Net income (loss), basic	$(1.06)	$(0.72)	$0.07	$(0.60)
Net income (loss), diluted	$(1.06)	$(0.72)	$0.07	$(0.60)
Book value	$7.93	$8.86	$7.93	$8.86
Weighted average number of shares outstanding
Basic	4,044,186	4,052,354	4,044,186	4,044,186
Diluted	4,044,186	4,052,354	4,044,186	4,044,186

Performance Ratios:
Return on average assets (1)	(0.61)%	(0.66)%	0.25%	(1.49)%
Return on average equity (1)	(9.80)%	(9.71)%	4.11%	(25.21)%
Net interest margin (1)	2.35%	2.55%	2.63%	2.55%

	At September 30,
	2009	2008
Credit Summary:
Nonaccrual loans	$12,259,951	$4,580,548
Loans 90 days or more past due and still accruing interest	—	—
Loans restructured or otherwise impaired(4)	—	—
Total impaired loans	12,259,951	4,580,548
Other real estate owned	7,506,855	965,049
Total nonperforming assets	$19,766,806	$5,545,597

Loan charge-offs year to date, net recoveries	$7,739,498	$607,786
Loans past due, 30-89 days	$5,006,242	$1,660,290

Nonperforming loans to total loans	2.57%	1.00%
Nonperforming assets to total assets(3)	2.55%	0.83%
Net charge-offs year to date to average total loans(2)	1.65%	0.14%
Allowance for loan losses to nonperforming loans	66.93%	109.67%
Allowance for loan losses to total loans (2)	1.72%	1.10%

	At September 30,
	2009	2008
Capital Ratios:
Period end tangible equity to tangible assets	6.26%	5.67%
Leverage ratio	7.74%	6.47%
Tier 1 risk-based capital ratio	11.95%	8.66%
Total risk-based capital ratio	13.21%	10.53%

Growth Ratios and Other Data:
Percentage change in assets(1)	11.16%	40.64%
Percentage change in loans(1) (2)	4.49%	22.32%
Percentage change in deposits(1)	(3.29)%	44.79%
Loans to deposit ratio (2)	87.22%	88.12%

(1) –	Annualized for the nine and three month periods, respectively.
(2) –	Includes nonperforming loans.
(3) –	Nonperforming assets include nonaccrual loans, loans 90 days or more past due and still accruing interest, loans restructured or otherwise impaired, and other real estate owned
(4) –	Loans restructured or otherwise impaired do not include nonaccrual loans.